Exhibit 8.1

ONE SHELL PLAZA	ABU DHABI
910 LOUISIANA	AUSTIN
HOUSTON, TEXAS	BEIJING
77002-4995	DALLAS
DUBAI
TEL +1	HONG KONG
713.229.1234	HOUSTON
FAX +1	LONDON
713.229.1522	MOSCOW
www.bakerbotts.	NEW YORK
com	PALO ALTO
RIYADH
WASHINGTON

February 9, 2012

Noble Corporation

Noble Holding International Limited

c/o Noble Corporation

Suite 3D, Landmark Square

64 Earth Close

P.O. Box 31327

George Town, Grand Cayman

Cayman Islands, KY-1206

Ladies and Gentlemen:

We are acting as counsel to Noble Corporation, a Cayman Islands exempted company incorporated with limited liability (“Noble-Cayman”), and Noble Holding International Limited, a Cayman Islands exempted company incorporated with limited liability and an indirect, wholly-owned subsidiary of Noble-Cayman (“NHIL”), in connection with the issuance by NHIL of senior notes (collectively, the “Notes”), fully and unconditionally guaranteed by Noble-Cayman, pursuant to (i) the Registration Statement on Form S-3 (Registration Nos. 333-171965 and 333-171965-01) as filed by Noble-Cayman and NHIL with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus dated January 31, 2011, as supplemented by the prospectus supplement relating to the Notes dated February 7, 2012 (as so supplemented, the “Prospectus”), as filed by NHIL and Noble-Cayman with the SEC pursuant to Rule 425(b)(5) under the Act.

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” we confirm that such discussion, insofar as it concerns conclusions of law, constitutes our opinion as to the material U.S. federal income tax consequences of an investment in the Notes.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K to be filed by Noble-Cayman on the date hereof. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Baker Botts L.L.P.